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                                                                   Exhibit 10.10

                            FIRST AMENDMENT TO LEASE
                             FOR PREMISES LOCATED AT
                            33 BOSTON POST ROAD WEST
                           MARLBOROUGH, MASSACHUSETTS


        THIS FIRST AMENDMENT TO LEASE is made as of the 25th day of March, 1997 by and among JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (hereinafter "Landlord"), with an address c/o The Real Estate Investment Group, John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, and CONCORD COMMUNICATIONS, INC., a Massachusetts corporation (hereinafter "Tenant"), with an address at 33 Boston Post Road West, Marlborough, Massachusetts 01752.

                               W I T N E S S E T H
                               - - - - - - - - - -

        WHEREAS, Landlord and Tenant entered into a lease dated March 17, 1994 (the "Lease") for certain premises located at 33 Boston Post Road West, Marlborough, Massachusetts, more particularly described in the Lease (the "Premises"); and

        WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term of the Lease, to expand the Premises by 10,612 square feet (the "Expanded Premises"), and to make certain improvements to the Premises.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease effective July 1, 1997 as follows:

        1. DEFINITIONS. All capitalized terms not specifically defined herein and not otherwise proper nouns shall be defined as set forth in the Lease.

        2. Section 1., PREMISES, is amended by deleting the first sentence of Paragraph A in its entirety and inserting the following in its place:
"Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises ("Leased Premises"), as outlined on EXHIBIT B attached hereto, containing approximately 30,084 square feet of Rentable Area (as hereinafter defined) on the third, fourth, and fifth floors of the six story office building known as 33 West ("Building") located at 33 Boston Post Road West in Marlborough, Massachusetts."

        3. Section 2., TERM. In Paragraph A, the Expiration Date shall be amended to the thirtieth day of June 2002.

        Paragraph C shall be deleted in its entirety and the following shall be inserted in its place:


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        C.     On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the lease and that only Tenant itself is occupying the entirety of the Leased Premises then demised to Tenant, both as of the time of exercise of the Option to Extend, as hereinafter defined, and at the commencement of the Extension Period as hereinafter defined, then Tenant shall have the right to extend the Term hereof (the "Options to Extend") for one additional term of five (5) years (the "Extension Period"), to commence immediately upon the expiration of the Term.

        Tenant may exercise its Option to Extend by giving written notice to Landlord (the "Extension Notice") on or before the date which is not earlier than sixteen (16) months, but not later than twelve (12) months prior to the expiration of the Term. Such Extension Period shall be upon the same terms and conditions of this Lease, except that the Base Rent payable shall be the then fair market effective rent for the Leased Premises and the parking rate, if any, shall be the then fair market effective rate as determined by the local marketplace. Landlord agrees to furnish Tenant with an Improvement Allowance not to exceed $75,210.00 ($2.50 per square foot). For the purpose of this section, fair market effective rent shall mean the Base Rent plus such additional financial terms in the nature of rent and rent adjustments customarily then being included in leases for comparable premises in such areas. Tenant shall, during the Extension Period pay its proportionate share of any increase in Landlord's Operating Expenses, in either case over the base year then being quoted for leases in such premises in such areas. Said fair market effective rent for the Leased Premises shall be agreed upon by Landlord and Tenant; provided, however, if Landlord and Tenant are unable to agree on said fair market effective rent within thirty (30) days of the date of the extension Notice, said fair market effective rent shall be conclusively determined by three (3) appraisers. Within fifteen (15) days of the expiration of such thirty
(30) day period, Landlord and Tenant shall each select an appraiser, who shall select a third. Should the two appraisers fail to agree on a third within fifteen (15) days of the date on which such appraisers have been appointed, or if either Landlord or Tenant shall fail to appoint an appraiser within the time provided, such appraiser shall be appointed by the American Institute of Appraisers. Each party shall bear the costs of the appraiser selected by such party, and the cost of the third appraiser shall be shared equally by Landlord and Tenant. If the three appraisers are unable to agree upon such fair market effective rent within fifteen (15) days of the appointment of the third appraiser, the fair market effective rent shall be that determined by the appraiser not selected by either Landlord or Tenant".

        4. Section 4., RENT, is amended by deleting the third sentence in its entirety and inserting the following in its place: "Effective July 1, 1997, the Base Rent shall be Four Hundred Forty-Four thousand One Hundred Fifty-two and 00/100 Dollars ($444,152.00) per year payable in twelve (12) equal installments ("MONTHLY RENT") in check or money order on or before the first day of each calendar month, in the sum of Thirty-Seven Thousand Twelve and 67/100 Dollars ($37,012.67) each. Effective July 1, 1999, the Base Rent shall be Five Hundred Sixty-Four Thousand Seventy-Five and 00/100 Dollars ($564,075.00) per year, payable in twelve (12) equal installments of Forty-Seven Thousand Six and 25/100 Dollars ($47,006.25) on or before the first day of each calendar month. Effective July 1, 2001, Base Rent shall be Five Hundred Eighty-six Thousand Six Hundred Thirty-Eight and 00/100 Dollars ($586,638.00) per year, payable in



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twelve (12) equal installments of Forty-Eight Thousand Eight Hundred Eighty-Six
and 50/100 Dollars ($48,886.50) on or before the first day of each calendar month."

        5. Section 5., RENT ADJUSTMENT, Paragraph A.3 is amended by inserting the following after the second sentence: "Effective July 1, 1997, Tenant's Building Percentage for Suite 500, consisting of 10,612 square feet, is 9.98%, the Base Year is the 1997 calendar year as adjusted to 95% occupancy, and controllable Operating Expenses shall not increase at an accumulative rate greater than seven percent (7%) per year. Effective July 1, 1999, Tenant's Building Percentage for Suites 360, 400 and 500, totaling 30,084 square feet, is 28.29%, the Base Year is the 1997 calendar year as adjusted to 95% occupancy, and controllable Operating Expenses shall not increase at an accumulative rate greater than seven percent (7%) per year."

        6. Section 12., PARKING AND SERVICE AREAS, Paragraph B is amended by inserting the following after the second sentence: "Effective July 1, 1997, Landlord agrees to furnish one hundred six (106) parking spaces throughout the remainder of the Term. Said spaces shall include five (5) covered, reserved and one hundred one (101) uncovered, reserved."

        7. Section 42., BROKERAGE, is amended by inserting the following at the end of Section 42: "Tenant represents and warrants to Landlord that is has dealt only with Meredith & Grew, Inc. ("Landlord's Broker") in the negotiation of this renewal and expansion of the Lease."

        8. Section 44., RIGHT OF FIRST REFUSAL, is amended by deleting the first sentence in its entirety and inserting the following in its place:
"Provided Tenant is not in default of the Lease, is in occupancy of the entire Leased Premises and subject to existing encumbrances (including but not limited to existing tenants rights and privileges), Tenant shall have the Right of First Refusal to lease office space on the third, fourth and fifth floors of the Building ("Expansion Space"), see Exhibit B attached for location in the Building, prior to Landlord leasing said Expansion Space to any bona fide third party."

        9. Exhibit B, FLOOR PLAN WITH OUTLINE OF LEASED PREMISES, is deleted in its entirety and replaced with a new Exhibit B attached hereto.

        10. Exhibit D, TENANT IMPROVEMENT WORK AGREEMENT FOR THE EXPANDED PREMISES, as attached hereto is added to the Lease.

        11. NO OTHER AMENDMENTS. Except as specifically amended hereby, the Lease shall be unmodified, remains in full force and effect, and is hereby ratified.




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        Executed under seal as of the date first set forth above.



LANDLORD:                                TENANT:

JOHN HANCOCK MUTUAL                      CONCORD COMMUNICATIONS, INC.
LIFE INSURANCE COMPANY


By: /s/ JENNIFER A. MELHUISH             By: /s/ GARY E. HAROIAN
    ------------------------------           ----------------------------------
    Jennifer A. Melhuish                     Gary E. Haroian
    Its:                                     Associate Investment Officer
    Its:                                     Vice President
                                                Chief Financial Officer

By: /s/ ANNE W. COMSTOCK
    ------------------------------
    Anne W. Comstock
    Its: Senior Investment Officer



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                                    EXHIBIT B
                                    ---------
                   FLOOR PLAN WITH OUTLINE OF LEASED PREMISES
                   ------------------------------------------


                                Third Floor Plan




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                                    EXHIBIT B
                                    ---------
                   FLOOR PLAN WITH OUTLINE OF LEASED PREMISES
                   ------------------------------------------


                                Fourth Floor Plan




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                                    EXHIBIT B
                                    ---------
                   FLOOR PLAN WITH OUTLINE OF LEASED PREMISES
                   ------------------------------------------


                                Fifth Floor Plan




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                                    EXHIBIT D

                      TENANT IMPROVEMENT WORK AGREEMENT FOR
                              THE EXPANDED PREMISES

        1.      Tenant Finish Allowance
                -----------------------

        Landlord hereby grants to Tenant a Tenant Finish Allowance not to exceed $176,024.00 ($12.00 per rentable square foot for the Expanded Premises and $2.50 per rentable square foot for the existing Premises) inclusive of space planning and engineering fees and expenses. Said Tenant Finish Allowance shall be credited against the aggregate cost of Tenant Work, as hereinafter defined. If Tenant requires tenant Work in excess of the Tenant Finish Allowance, then Tenant agrees that it shall pay for said work in excess of the Tenant Finish Allowance in accordance with the terms for payment of Additional Work as more specifically set forth in Paragraph 2 hereof, including provision of profit and overhead.

        2.      Tenant Work
                -----------

        Landlord agrees to complete the work depicted it the space plan attached hereto as Exhibit D-1 (the "Tenant Work") in a good and workmanlike manner or on before July 1, 1997, subject, however, to extension equal to the delays suffered by Landlord and caused by strikes, lockouts, fire or other casualty loss, acts of God, unavailability of materials, hostile of war-like action, riot or other causes beyond Landlord's reasonable control. If tenant shall requires any changes to the attached plans and specifications or the Tenant work depicted in such attached plans and specifications ("Additional Work"), then, providing Landlord agrees to such changes, Tenant shall, within five (5) days of the billing therefore, deposit with Landlord Landlord's projected costs and expenses for the Additional Work, which costs shall include profit and overhead at the same rate as the tenant finish contract. Landlord shall provided Tenant construction estimates for such Additional Work and Tenant shall make such reimbursement to Landlord prior to Landlord's undertaking any changes in the Tenant Work. If such projected costs for the Additional Work are in excess of Landlord's actual costs then Landlord shall refund any excess to Tenant, and if Landlord's costs for the Additional Work are in excess of the estimated sum paid by Tenant, then Tenant shall pay such deficiency to Landlord on demand.

        3.      Commencement of Rent
                --------------------

        Tenant's obligation to pay Rent for the Expanded Premises under the Lease shall not commence until the date of the Expanded Premises are ready of Occupancy; provided, however, that if Landlord shall be delayed in rendering the Expanded Premises Ready for Occupancy beyond July 1, 1997 as a result of one or more of the following:

                (a) Tenant's failure to devote the time or furnish the information required in connection with the space plan for the Tenant work; or

                (b) Tenant's failure to timely deposit the estimated costs for the Additional Work within the time period specified in Paragraph 2 above; or




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                (c)     Tenant's changes in the Tenant Work, in the space plan
relating thereto, or in the plans for the Additional Work (notwithstanding Landlord's approval of any such changes); or

                (d)     Any other act or omission by Tenant or its agents;
then and in any such event, Tenant's obligation to commence the payment of Rent for the Expanded Premises under the Lease on July 1, 1997 shall not be affected or deferred on account of such delay.

        "Ready for Occupancy" as used herein shall mean the date on which Landlord shall have substantially completed all work outlined in this Work Letter. The issuance of a Certificate of Occupancy (or its equivalent) for the Expanded Premises or a certificate from Landlord's architect or space planner certifying substantial completion of the work shall conclusively control the date the Expanded Premises are substantially complete, the date on which the Expanded Premises are Ready for Occupancy and the date Tenant's obligation to pay Rent commences. Landlord agrees to use its best efforts to provide Tenant with at least five (5) days' prior notice of the date the Expanded Premises are expected to be Ready for Occupancy. Landlord's undertaking to provide five (5) days' prior notice to Tenant shall not change, alter, or otherwise affect Tenant's obligations under this Lease to take occupancy of the Expanded Premises when the same are Ready for Occupancy.

        4.      Miscellaneous
                -------------

                (a) Except to the extent otherwise indicated herein, the initially capitalized terms used in this Tenant Improvement Work Agreement shall have the meanings assigned to them in the Lease.

                (b) The terms and provisions of this Tenant Improvement Work Agreement are intended to supplement and are specifically subject to all the terms and provisions of the Lease. In the event of a conflict between the terms of this Tenant Improvement Work Agreement and the Lease, then the provisions of the Lease shall govern.

                (c) Prior to the date the Expanded Premises are Ready for Occupancy, Landlord's contractor and Tenant shall inspect the Expanded Premises and jointly complete a "punch list" of incomplete or defective work and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed.

                (d) This Tenant Improvement Work Agreement may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

                (e) Tenant shall not be entitled to any credits, whether in the form of materials or money, for unused work or materials.


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                (f)     All standard Tenant Work shall be performed in
accordance with Exhibit D-1.

                (g) Landlord's approval of Tenant's plans or the Tenant Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities, including but not limited to the Americans with Disabilities act.


CONCORD COMMUNICATIONS, INC., A MASSACHUSETTS CORPORATION ("TENANT")

By: /s/ GARY E. HAROIAN
    ----------------------------------
    Gary E. Haroian
    Its: Vice President
         Chief Financial Officer
         hereunto duly authorized


JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, A MASSACHUSETTS CORPORATION ("LANDLORD")

By: /s/ JENNIFER A. MELHUISH
    ----------------------------------
    Jennifer A. Melhuish
    Its: Associate Investment Officer

By: /s/ ANNE W. COMSTOCK
    ---------------------------------
    Anne W. Comstock
    Its: Senior Investment Officer




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                                   EXHIBIT D-1
                                   TENANT WORK


                 Tenant work plans and specifications to follow.